                                                                    EXHIBIT 99.1


                        APPLIED MEDICAL DEVICES, INC. AND
                   NISCO SYSTEMS, INC. SIGN AGREEMENT TO MERGE


DENVER, COLORADO - November 20, 2000 - Applied Medical Devices, Inc. (OTC BB:
AMDI) announced today that it has entered into an agreement to merge with NISCO Systems, Inc. NISCO was organized in 1999 to design and install high-speed telecommunications infrastructures for corporations, specializing in complex inter-building, intra-building, outside plant and corporate networks.

The Merger is expected to be effected through a business combination with Applied Medical Merger Corp., a corporation newly formed by AMDI to be the surviving corporation in the Merger. Upon completion of the Merger, the name of the surviving corporation will be changed to NISCO Systems, Inc. ("New NISCO").

Upon completion of the Merger, AMDI shareholders will receive 0.0222 shares of New NISCO stock for each share of AMDI stock they own, and will own approximately 10% of New NISCO. The current NISCO shareholders will own approximately 89% of New NISCO and approximately 1% of the shares will be issued to persons who have assisted in the transaction, including current management of AMDI. Approximately 14,750,000 shares of New NISCO stock are expected to be outstanding upon completion of the Merger.

The boards of directors of the companies have unanimously approved the proposed Merger, which is subject to the approval of AMDI shareholders, and customary closing conditions.

Allan Lager, President of Applied Medical Devices, Inc., stated, "We are pleased to be able to announce our agreement with NISCO. The management of NISCO will continue in management of New NISCO after the Merger and the current management of AMDI will resign. We believe that this Merger has the potential to provide significant benefits to the AMDI shareholders."

INVESTOR NOTICES

This press release includes "forward looking statements" as defined by the Securities and Exchange Commission (the "SEC"). Such statements are those concerning the companies' merger plans and expectations for future operations. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the companies believe or anticipate will or may occur in the future are forward-looking statements. This includes completion of the proposed merger and other matters. These statements are based on certain assumptions made by the companies based on their experience, expected future developments and other factors they believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the companies. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Furthermore, the companies do not intend (and are not obligated) to update publicly any forward-looking statements.

SHAREHOLDERS OF AMDI AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS THAT WILL BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4 TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT AMDI, NISCO AND NEW NISCO, THE MERGER, THE PERSONS SOLICITING PROXIES IN THE MERGER AND THEIR INTERESTS IN THE MERGER AND RELATED MATTERS. The registration statement and proxy statement will be filed with the SEC by Applied Medical Merger Corp. and AMDI. Investors and security holders may obtain a free copy of the registration statement and proxy statement (when available) and other documents filed by the companies with the SEC at the SEC's website at www.sec.gov. The registration statement and proxy statement may also be obtained from AMDI by directing such request to Applied Medical Devices, Inc. at 7315 East Peakview Avenue, Englewood, Colorado 80111, telephone (720) 529-3550.

AMDI, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from AMDI's shareholders in connection with the Merger. Information regarding such persons and a description of their interests in the Merger is contained in AMDI's filing with the SEC under Rule 425 on November 20, 2000.

For further information , contact Applied Medical Devices, Inc. at (720)
529-3550.